UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016
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WASTE CONNECTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	1-31507	94-3283464
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

3 Waterway Square Place, Suite 110
The Woodlands, Texas 77380
(Address of Principal Executive Offices)

(832) 442-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Waste Connections, Inc. (“Waste Connections”) was held on May 26, 2016 relating to Waste Connections’ proposed merger with Progressive Waste Solutions Ltd. (“Progressive”). Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Merger Agreement Proposal. The stockholders of Waste Connections approved the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) by and among Waste Connections, Progressive and Water Merger Sub LLC. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,890,834	35,562	321,614	0

Merger-Related Compensation Proposal. The stockholders of Waste Connections approved, on an advisory (non-binding) basis, certain compensation arrangements for Waste Connections’ named executive officers in connection with the transactions contemplated by the Merger Agreement. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,157,052	17,720,696	370,262	0

Adjournment Proposal. The stockholders of Waste Connections approved a proposal to adjourn the Waste Connections special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Agreement at the time of the Waste Connections special meeting. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,326,508	4,605,857	315,645	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2016

WASTE CONNECTIONS, INC.

By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer